UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2015 (May 5, 2015)

GASTAR EXPLORATION INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35211	38-3531640
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1331 LAMAR STREET, SUITE 650
HOUSTON, TEXAS 77010
(Address of principal executive offices)

(713) 739-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2015, Gastar Exploration Inc. (the “Company”) entered into a purchase and sale agreement (the “Sale Agreement”) with an undisclosed private third party pursuant to which the Company agreed to sell certain non-core assets comprised of 38 gross (16.7 net) wells and approximately 29,300 gross (19,000 net) acres in Kingfisher County, Oklahoma for approximately $46.2 million, subject to customary closing adjustments. The transaction is expected to close on or before June 22, 2015, with a property sale effective date of April 1, 2015. The Sale Agreement contains customary representations and warranties and covenants, including provisions for indemnification, subject to the limitations described in the Sale Agreement.

The description of the Sale Agreement set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Agreement, which is included as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

On May 7, 2015, the Company entered into an At-the-Market Issuance Sales Agreement (the “Agreement”) with MLV & Co. LLC (the “Sales Agent”). Pursuant to the terms of the Agreement, the Company may sell, from time to time through the Sales Agent, shares of the Company’s common stock (the “Shares”). The Shares will be issued pursuant to the Company’s existing effective shelf registration statement on Form S-3, as amended (Registration No. 333-193832), and the prospectus supplement filed on the date hereof. The Company registered Shares having an aggregate offering price of up to $50.0 million.

Sales of the Shares, if any, may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), which includes sales made directly on the NYSE MKT, on any other existing trading market for the Company’s common stock or to or through a market maker, or in negotiated transactions, subject to the Company’s approval. The Company intends to use the net proceeds from the sale of the common stock in this offering for general corporate purposes, which may include repayment of all or a portion of any borrowings outstanding on its revolving credit facility, which were incurred to partially fund working capital, capital expenditures and acquisitions, and may be reborrowed for such purposes.

Pursuant to the Agreement, the commission to the Sales Agent for sales of Shares will be up to 3.0% of the gross proceeds from each sale of Shares. The Company has also agreed to reimburse the Sales Agent for certain expenses incurred in connection with entering into the Agreement.

The Agreement contains customary representations, warranties and covenants of the Company, indemnification obligations of the Company and the Sales Agent, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The foregoing description of the Agreement is qualified by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

SECTION 7 - REGULATION FD

Item 7.01 Regulation FD Disclosure.

On May 6, 2015, the Company announced that it has entered into a purchase and sale agreement to sell certain non-core assets in Oklahoma to an undisclosed private third party for approximately $46.2 million, subject to customary closing adjustments. The transaction is expected to close on or before June 22, 2015, with a property sale effective date of April 1, 2015. A copy of the Company's press release, dated May 6, 2015, is furnished herewith as Exhibit 99.1 and is incorporated by reference.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached press release included as Exhibit 99.1 to this report is deemed to be “furnished” solely pursuant to Item 7.01 of this report and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information or the exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following is a list of exhibits filed or furnished as part of this Form 8-K:

Exhibit No.        Description of Document

1.1	At-the-Market Issuance Sales Agreement, dated May 7, 2015, by and between Gastar Exploration Inc. and MLV & Co. LLC.

2.1*	Purchase and Sale Agreement, dated May 1, 2015, by and between Gastar Exploration Inc.
and Oklahoma Energy Acquisitions, LP (incorporated by reference to Exhibit 2.3 of the
Quarterly Report on Form 10-Q filed with the SEC on May 7, 2015).

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).

99.1	Press release dated May 6, 2015.

__________________

*
Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and similar attachments to Exhibit 2.1 have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2015	GASTAR EXPLORATION INC.

	By:	/s/ J. Russell Porter
J. Russell Porter
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.        Description of Document

1.1	At-the-Market Issuance Sales Agreement, dated May 7, 2015, by and between Gastar Exploration Inc. and MLV & Co. LLC.

2.1*	Purchase and Sale Agreement, dated May 1, 2015, by and between Gastar Exploration Inc.
and Oklahoma Energy Acquisitions, LP (incorporated by reference to Exhibit 2.3 of the
Quarterly Report on Form 10-Q filed with the SEC on May 7, 2015).

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).

99.1	Press release dated May 6, 2015.

__________________

*
Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and similar attachments to Exhibit 2.1 have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities Exchange Commission upon request.